[LETTERHEAD OF MCGLADREY & PULLEN, LLP]


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our report dated March 2, 1998 (except for Note 8 as to which the date is April 30, 1998) on the financial statements of Fundamental Funds, Inc. New York Muni Fund referred to therein, in Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A, file No. 2-82710, as filed with the Securities and Exchange Commission.

We also consent to the reference to our Firm in the Statement of Additional Information under the caption "Custodian and Independent Certified Public
Accountants." We also consent to the reference to our Firm in Part 1 of the Prospectus under the caption "Financial Highlights."



                                                     /s/McGladrey & Pullen, LLP
                                                     --------------------------
                                                        McGladrey & Pullen, LLP

New York, New York
April 30, 1998